Exhibit 3.2

                              AMENDED AND RESTATED

                                     BYLAWS
                                       of
                         CASS INFORMATION SYSTEMS, INC.
                               (the "Corporation")

                                    ARTICLE I

                                     Offices

      Section 1.1 Principal Office: The principal office of the Corporation shall be located at such place either within or without the State of Missouri as the Board of Directors may from time to time designate. The Corporation may have such other offices, either within or without the State of Missouri, as the business of the Corporation may require from time to time.

      Section 1.2 Registered Office: The location of the registered office of the Corporation and the name of the Corporation's registered agent in the State of Missouri shall be as determined from time to time by the Board of Directors, and as filed in the manner provided by law.

                                   ARTICLE II

                                  Shareholders

      Section 2.1 Annual Meeting: The annual meeting of the shareholders shall be held at 11:00 a.m. on the third Monday in April of each year, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the place designated for the meeting, such meeting shall be held on the next succeeding business day.

      Section 2.2 Special Meetings: Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer, or by the Board of Directors by giving notice thereof in the manner hereafter provided. The business to be conducted at a special meeting is limited to the purpose or purposes specified in the written notice of such meeting.

      Section 2.3 Place of Meeting: The Board of Directors may designate any place, either within or without the State of Missouri, as the place of meeting for any annual meeting of the shareholders or for any special meeting of the shareholders called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

      Section 2.4 Notice of Meetings: Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered either personally or by mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting, not less than ten nor more than 70 days before the date of the meeting, unless, as to a particular matter, other or further notice is required by law, in which case such other or further notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

      Section 2.5 Closing of Transfer Books or Fixing of Record Date: The Board of Directors of the Corporation may close its stock transfer books for a period not exceeding 70 days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any change, exchange or conversion of shares shall be effective; or, in lieu of closing the stock transfer books and to the extent permitted by the Bylaws, the Board of Directors may fix in advance a date, not exceeding 70 days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or for the allotment of rights, or the date when any change, exchange or conversion of shares shall be effective, as the record date for the determination of shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or any such allotment of rights, or entitled to exercise rights in respect of any such change, exchange or conversion of shares; and only the shareholders of record on such date of closing the transfer books, or on the record date so fixed, shall be the shareholders entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, in the event of an exchange, change or conversion of shares, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the Board of Directors shall not have closed the transfer books or set a record date for the determination of its stockholders entitled to notice of, and to vote at a meeting of the shareholders, only the shareholders who are shareholders of record at the close of business on the 20th day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment thereof, except as otherwise provided by statute.

      Section 2.6 Voting Lists: At least ten days before each meeting of shareholders, the officer or agent having charge of the transfer book for shares of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

      Section 2.7 Quorum: A majority of the outstanding shares of the Corporation, entitled to vote at any meeting, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders; provided, however, that if less than a majority of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting, from time to time, without further notice, to a specified date not longer than 90 days after such adjournment. Every decision of a majority of such quorum shall be valid as a corporate act unless a larger vote is required by law.

      Section 2.8 Proxies: At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

      Section 2.9 Voting of Shares: Except as otherwise required by applicable law, or as otherwise provided herein or in the Articles of Incorporation, each outstanding share of capital stock entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

      Section 2.10 Voting of Shares by Certain Holders: Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

      Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, curator, or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, curator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

      Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

      A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      Section 2.11 No Cumulative Voting: In all elections of Directors of the Corporation, each share shall be entitled to one vote as to each Director to be elected and no shareholder shall have the right to cast votes in the aggregate or to cumulate his or her votes for the election of any Director, and cumulative voting of shares in elections of Directors is hereby specifically negated.

      Section 2.12 Actions of Shareholders Without a Meeting: Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held, and may be stated as such in any certificate or document filed under the laws of Missouri pertaining to business Corporations. The Secretary shall file such consents with the minutes of the meetings of the shareholders.

      Section 2.13 Advance Notice of Shareholder Proposals: At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the meeting is changed by more than 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.13. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.13, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

      Nothing in this Section 2.13 shall alter the timeliness and other requirements of Rule 14a-8, promulgated by the Securities Exchange Commission, or any successor thereto (to the extent the Corporation is subject to such Rule or successor), for inclusion of shareholders' proposals in the Corporation's proxy statement with respect to a meeting of shareholders.

                                   ARTICLE III

                                    Directors

      Section 3.1 General Powers: The property, business and affairs of the Corporation shall be controlled and managed by its Board of Directors.

      Section 3.2 Number and Qualifications: The Board of Directors, by the affirmative vote of not less than 70 percent of the authorized number of directors at a meeting duly called and held, shall have the power to increase or decrease the number of directors, provided that no decrease in the number of directors shall operate to remove a director prior to the expiration of his term.

      Each director shall be a natural person at least 18 years old. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Missouri.

      Section 3.3 Term and Election: The term of office of each Director shall be three years, and as nearly as practicable, taking into account increases or decreases in the number of Directors constituting the Board of Directors, one-third of the Board of Directors shall be elected each year at the annual meeting, the Directors so elected filling the place of retiring Directors. In the event of a change in the number of Directors, the resolution effectuating such change shall specify the years in which the terms of the directorships thereby created shall first expire. Vacancies occurring in the Board of Directors, including vacancies due to an increase in the number of Directors, may be filled by the Directors then in office. Any Director may succeed himself or herself.

      Section 3.4 Meeting of Newly Elected Board: The first meeting of each newly elected Board shall be at the regular meeting of the Board of Directors next occurring after the annual meeting of shareholders, without other notice than this Bylaw. Upon his election, each director shall qualify by accepting the office of director, and his attendance at, or his written approval of the minutes of, any meeting of the newly elected directors shall constitute his acceptance of such office, or he may execute such acceptance by a separate writing, which shall be placed in a minute book.

      Section 3.5 Regular Meetings: Regular meetings of the Board may be held without other notice than this Bylaw at such times and places either within or without the State of Missouri as shall from time to time be fixed by resolution adopted by the full Board of Directors. Any business may be transacted at a regular meeting.

      Section 3.6 Special Meetings: Special Meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or any two or more of the directors, by giving notice thereof in the manner hereinafter provided. The person or persons calling such meeting may fix any place either within or without the State of Missouri as the place for holding such special meeting.

      Section 3.7 Notice: Notice of any special meeting, stating the place, date and time of the meeting shall be given at least three business days previously thereto by written notice delivered to each director either personally or by mail or telegram to his residence or usual place of business; provided, however, that if the designated meeting place is without the State of Missouri, an additional three days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail properly addressed, with postage thereon prepaid; provided, that if the place of mailing is without the State of Missouri, the notice shall be deemed to be delivered on the second business day after such deposit. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

      Section 3.8 Quorum: A majority of the full Board of Directors from time to time constituted shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time to a specified date not longer than 30 days from the last adjournment without further notice.

      Section 3.9 Manner of Acting: The act of the majority of the directors present at a meeting of the directors at which a quorum is present shall be the act of the Board of Directors. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at such meeting.

      Section 3.10 Vacancies: Vacancies on the Board of Directors and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, until the election of directors at the next annual meeting of the shareholders; except that, so long as directors are elected by class pursuant to
Section 3.3 of these Bylaws, a director elected by the Board of Directors pursuant to this section to fill a vacancy or to a newly created directorship need not be presented for election by shareholders until the class to which the director has been so elected by the Board of Directors is presented for election by the shareholders.

      Section 3.11 Actions of Board of Directors Without A Meeting: Any action which is required to be or may be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the directors or committee members, as the case may be. The consents shall have the same force and effect as a unanimous vote at a meeting duly held, and may be stated as such in any certificate or document under the laws of Missouri pertaining to business corporations. The secretary shall file the consents with the minutes of the meetings of the board of directors or committee, as the case may be.

      Section 3.12 Executive Committee: The Board of Directors by resolution adopted by a majority of the whole Board may designate two or more directors to constitute an Executive Committee, which Committee shall meet at frequent or regular intervals as determined by resolutions from time to time adopted by the Board, and shall have and exercise, to the extent provided in such resolutions, all of the authority of the Board of Directors in the management of the Corporation; provided, however, that: (i) the Executive Committee shall report all of its decisions and actions to the Board of Directors at the next meeting of the Board of Directors thereafter occurring; (ii) the Executive Committee shall at all times be subject to the general supervision and control of the Board of Directors; (iii) members of such Committee may be removed, and new members appointed, at any time by the majority vote of the whole Board; and (iv) the designation of such Committee and the delegation thereto of the authority herein provided shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon such Board, or upon any individual member thereof, by law.

      Section 3.13 Attendance: Whenever a Director shall fail to attend the regular monthly meetings of the Board of Directors, or shall fail to perform the duties devolved upon him as such Director, for three successive meetings, without being excused by the Board, he shall cease to be a Director and his office shall be vacant, but he shall not be disqualified from thereafter being eligible for re-election to the Board, provided the Board of Directors, in its discretion, shall not declare him ineligible.

      Section 3.14 Removal of Director: Directors may be removed from office only for cause, and only by the affirmative vote of the holders of 75 percent of the outstanding shares entitled to vote or by 70 percent of the authorized number of Directors other than the Director to be removed.

                                   ARTICLE IV

                                    Officers

      Section 4.1 Number: The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, and such other officers as may be elected in accordance with the provisions of this Article. The Board of Directors, by resolution, may also elect as officers a Chairman of the Board, a Treasurer, one or more Vice Presidents, one or more Assistant Treasurers and Assistant Secretaries and such other officers as the Board of Directors may from time to time deem advisable and appoint by resolution. Any two or more offices may be held by the same person, except the offices of President and Secretary.

      All officers and other agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the property and affairs of the Corporation as may be provided herein, or, in the absence of such provision, as may be determined by resolution of the Board of Directors.

      Section 4.2 Election and Term of Office: The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

      Section 4.3 Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Removal shall be effected automatically by the election of a successor to such office or position.

      Section 4.4 Vacancies: A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

      Section 4.5 Chief Executive Officer: The powers of the Chief Executive Officer of the Corporation shall be vested in the Chairman of the Board when designated by the Board of Directors as the Chief Executive Officer. If there shall not be a Chief Executive Officer designated by the Board of Directors, the powers of the chief executive officer shall be vested in the President. The offices of Chief Executive Officer and President may be held by the same person. If the offices of Chief Executive Officer and the President are held by the same person, such person need not be the Chairman of the Board. If the powers of the Chief Executive Officer shall be vested solely in the Chairman of the Board, the President shall be subordinate only to the Chairman of the Board and shall be the chief operating officer of the Corporation and shall be in charge of, and exercise general supervisory control over, all operating phases and departments of the Corporation and the President need then not be a member of the Board of Directors.

      The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors, unless as otherwise directed by the Board of Directors.

      The Chief Executive Officer of the Corporation may execute, either alone or with any other proper officer thereunto authorized by the Board of Directors, deeds, mortgages, bonds, notes, contracts, or any other instruments for and in the name of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed. The Chief Executive Officer shall also, unless the Board otherwise provides, be ex officio a member of all standing committees. In general, the Chief Executive Officer shall perform all duties usually vested in the Chief Executive Officer of a Corporation and such other duties as may be prescribed from time to time by the Board of Directors.

      Section 4.6 Vice President: One or more Vice Presidents may be elected, and one or more of such Vice Presidents may be designated by the Board of Directors as Executive Vice Presidents. The Vice Presidents shall perform such duties as from time to time may be assigned to them by the Chief Executive Officer or the Board of Directors or the Executive Committee.

      Section 4.7 Treasurer: If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; keep or cause to be kept all books of account and accounting records of the Corporation; and in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors or the Executive Committee.

      Section 4.8 Secretary: The Secretary shall keep the minutes of the shareholders' and the Board of Directors' meetings in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; sign with the Chairman of the Board, the Chief Executive Officer, President, or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the Corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors or by the Executive Committee.

      Section 4.9 Assistant Treasurers and Assistant Secretaries: The Assistant Treasurers, if any, shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Treasurers and Assistant Secretaries, if any, shall perform the duties of the Treasurer and Secretary respectively, in their absence, and shall perform such other duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chief Executive Officer or the Board of Directors or the Executive Committee.

      Section 4.10 Salaries: The salaries of the officers of the Corporation shall be established from time to time in such manner as directed by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                    ARTICLE V

                      Contracts, Loans, Checks and Deposits

      Section 5.1 Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

      Section 5.2 Loans: No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

      Section 5.3 Checks, Notes, etc.: All checks or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by the Chief Executive Officer or by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. Funds not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VI

                   Certificates for Shares and Their Transfer

      Section 6.1 Certificates for Shares: Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer or President or Vice President and by the Secretary or Treasurer or an Assistant Secretary or Treasurer, and shall be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and date of issue shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

      Section 6.2 Transfers of Shares: Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

                                   ARTICLE VII

                                   Fiscal Year

      Section 7.1 Fiscal Year: The first fiscal year of the Corporation shall be determined by the filing of the first Federal income tax return of the Corporation. Thereafter, each fiscal year shall end on December 31 until changed by resolution of the Board of Directors.

                                  ARTICLE VIII

                                    Dividends

      Section 8.1 Dividends: The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE IX

                                      Seal

      Section 9.1 Seal: The Board of Directors may elect to adopt a corporate seal, which, if one is adopted, shall be printed or engraved, or a facsimile thereof.

                                    ARTICLE X

                                 Indemnification

      Section 10.1 Indemnification of Officers and Directors Against Third-Party
Lawsuits: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that such person (i) is or was a director or officer of the Corporation, or
(ii) is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise while a director or officer of the Corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      Section 10.2 Indemnification of Officers and Directors Against Derivative
Lawsuits: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person (i) is or was a director or officer of the Corporation, or (ii) is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise while a director or officer of the Corporation, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 10.3 Discretionary Indemnification of Employees: The Board of Directors of the Corporation may extend, on a case-by-case basis, the indemnification provided in paragraphs 1 and 2 of this Article to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an employee or agent of the Corporation other than a director or officer of the Corporation. Notwithstanding the foregoing, however, the Corporation shall be obligated to indemnify against expenses, including attorneys' fees, actually and reasonably incurred by an employee or agent as a result of an action, suit or proceeding (described in paragraphs 1 or 2 of this Article) to the extent said employee or agent has successfully defended such action, suit or proceeding on the merits or otherwise.

      Section 10.4 Determination of Indemnitee's Compliance with Standard of
Conduct: Any indemnification under Sections 1, 2 and 3 of this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the foregoing Sections. The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

      Section 10.5 Advance Payment of Expenses: Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

      Section 10.6 Survival of Indemnification: The indemnification provided by this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be otherwise legally entitled.

      Section 10.7 Power to Grant Further Indemnity: The Corporation shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other sections of this Article, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that such further indemnity is either (i) authorized, directed or provided for in the Articles of Incorporation of the Corporation, or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any Bylaw or agreement of the Corporation which has been adopted by a vote of the shareholders of the Corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this section shall be deemed to limit the power of the Corporation to enact bylaws or to enter into agreements without shareholder approval of the same.

      Section 10.8 Insurance on Indemnitees: In order to satisfy its obligations hereunder, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation and who is indemnified against liabilities under the provisions of this Article.

      Section 10.9 Definitions: For the purpose of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as this Corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to this Corporation as he would if he had served this Corporation in the same capacity.

      For purposes of this Article, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

      Section 10.10 Limitation on Indemnification: No indemnification shall be provided under this Article X if such indemnification is prohibited by any applicable bank or bank holding company law or regulation.

                                   ARTICLE XI

                                Waiver of Notice

      Section 11.1 Waiver of Notice: Whenever any notice whatever is required to be given under the provisions of these Bylaws or the Articles of Incorporation or any law, a written waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

      Attendance at any meeting shall constitute a waiver of notice of the meeting except where such attendance is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE XII

                                   Amendments

      Section 12.1 Amendments: These Bylaws may be amended or repealed as provided in the Articles of Incorporation. No amendment which effects a change of the time or place for the election of directors shall operate to reduce the length of a director's term of office by more than 60 days.

                                  ARTICLE XIII

                              Protection to Public
                    Shareholders in Certain Defined Instances

      Section 13.1 Protection to Public, Shareholders in Certain Defined
Instances: For purposes of this Article, the term "Related Person" means any individual, corporation, partnership, trust, association or other organization or entity (including any group formed for the purpose of acquiring, voting or holding securities of the Corporation) which by itself or together with its affiliates and associates either directly, or indirectly through one or more intermediaries, owns, beneficially or of record, or controls by agreement, voting trust or otherwise, 20 percent or more of the voting power of the stock of the Corporation, and such term also includes any corporation, partnership, trust, association or other organization or entity in which one or more Related Persons have the power, through the ownership of voting securities, by contract, or otherwise, to influence significantly any of the management, activities or policies of such Corporation, partnership, trust, association, other organization or entity.

      The purpose of this Article is to provide minimum safeguards for the Corporation's public shareholders in the event a Related Person wishes to accomplish a merger or consolidation involving the Corporation, or the sale of the Corporation's assets. The Board of Directors believes that frequently the terms of such a merger, consolidation or purchase do not reflect arms' length bargaining because one dominant influence controls both sides of the negotiations. The fact that the bulk of the remaining shareholders may be solicited by the acquiring Related Person in connection with such a business combination or sale does not assure those shareholders that the terms of such a combination (i.e., what they will receive for their shares of the Corporation) will be fair to them, or that they can effectively prevent its accomplishment. The statutory right of the remaining public shareholders of the Corporation to dissent and to have their shares "appraised" and to receive the value of their shares in cash is not always adequate because the appraisal standard to be applied under the laws of Missouri (the Corporation's state of incorporation) does not take into account the benefit of the proposed merger or consolidation to the surviving combined entity and may not recognize the adverse influence of the acquiring Related Person's substantial stock ownership on the market value of the shares in the hands of the public. Accordingly, it is hereby provided that during the period of time any Related Person is the beneficial owner of 20 percent or more of the voting shares of the Corporation, and there is submitted to the shareholders of the Corporation any plan of merger or other business combination or any proposal for the sale of all or substantially all of the assets of the Corporation, the following shall occur:

      A copy of this Article shall be furnished by the Corporation to each shareholder of the Corporation at the time such plan or proposal is submitted to the shareholders, and the holders of shares in the Corporation who do not vote their shares in favor of such plan or proposal shall be entitled to receive from the Corporation cash in such amount as shall equal the "Redemption Price" for their shares. The "Redemption Price" shall be the greater of: (i) the highest price, including any commissions paid to brokers or dealers, at which any voting shares of the Corporation held by the Related Person were acquired at any time pursuant to a tender offer or in any market purchase (including privately negotiated transactions) or otherwise within 24 months prior to the date of such transmittal to shareholders of this Article; or (ii) the highest sales price in which any voting shares of the Corporation were traded on the market during the 24 months preceding the date of such transmittal of this Article. In no event, however, shall the Redemption Price be less than the shareholders' equity per share as reflected in any report prepared by the Corporation as at the end of the Corporation's last fiscal quarter preceding the date of such transmittal of this Article to shareholders. The payment of such Redemption Price shall be made in cash on or before the date such merger or other business combination or sale of assets shall be effected.

      Notwithstanding the provisions herein above set forth, the Corporation shall not redeem any of its own voting shares when the capital of the Corporation is impaired or when such redemption would cause any impairment of the capital of the Corporation in violation of Missouri law.

                                   ARTICLE XIV

                             Certain Repurchases of
                       Shares of Stock by the Corporation

      Section 14.1 Certain Repurchases of Shares of Stock by the Corporation:
For purposes of this Article, (i) the term "Controlling Person" means any individual, Corporation, partnership, trust, association or other organization or entity (including any group formed for the purpose of acquiring, voting or holding securities of the Corporation) which either directly, or indirectly through one or more intermediaries, owns, beneficially or of record, or controls by agreement, voting trust or otherwise, at least 5% of the voting power of the stock of the Corporation, and such term also includes any Corporation, partnership, trust, association or other organization or entity in which one or more Controlling Persons have the power, through the ownership of voting securities, by contract, or otherwise, to influence significantly any of the management, activities or policies of such Corporation, partnership, trust, association, other organization or entity, and (ii) the term "Disinterested Shareholders" means those holders of the stock of the Corporation entitled to vote on any matter, none of which is a Controlling Person.

      Except as otherwise provided in this Article, no purchase by the Corporation from any Controlling Person of any shares of stock of the Corporation owned by such Controlling Person shall be made at a price exceeding the average price paid by such Controlling Person for all shares of stock of the Corporation acquired by such Controlling Person during the 24 months preceding the date of such proposed purchase unless such purchase is approved by the affirmative vote of not less than a majority of the voting power of the shares of stock of the Corporation held by Disinterested Shareholders.

      The provisions of this Article shall not apply to (i) any offer to purchase made by the Corporation which is made on the same terms and conditions to the holders of all shares of stock of the Corporation, (ii) any purchase by the Corporation of shares owned by a Controlling Person occurring after the end of 24 months following the date of the Last acquisition by such Controlling Person of stock of the Corporation, (iii) any transaction which may be deemed to be a purchase by the Corporation of shares of its stock which is made in accordance with the terms of any stock option or other employee benefit plan now or hereafter maintained by the Corporation, or (iv) any purchase by the Corporation of shares of its stock at prevailing market prices pursuant to a stock repurchase program.

      As adopted this 18th day of March, 2003.

                                                    John J. Vallina
                                                    ---------------
                                                    Secretary